UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2011

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11512	04-2857552
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27 Drydock Avenue, Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements included in this Current Report on Form 8-K which are not historical facts are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and Securities Exchange Act of 1934.  These forward-looking statements can be identified by the use of terms and phrases such as “will,” “intends,” “believes,” “expects,” “plans,” “anticipates” and similar expressions.  These statements are made based on management’s expectations and beliefs concerning future events impacting the company, and include, for example, statements we make regarding the expected improvement in our financial performance and savings resulting from the cost reduction plan.  Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties, including but not limited to our ability to achieve profitability, our ability to successfully manage contract manufacturing relationships, the market adoption of renewable energy solutions, and other risks described in the company’s SEC filings, including its Annual Report on Form 10-K and other periodic reports filed with the SEC.  As a result, actual results of our operations or our financial condition could differ materially from those expressed or implied in these forward-looking statements.

Item 2.02.                  Results of Operations and Financial Condition

On January 4, 2012, Satcon Technology Corporation (the “Company”) issued a press release announcing a cost reduction plan that included information regarding expected charges in the Company’s fiscal quarter ended December 31, 2011 resulting from the plan and a write down of inventory.  A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information contained in this Item 2.02 shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.05.                 Costs Associated With Exit or Disposal Activities.

On December 29, 2011, the Board of Directors of the Company approved a plan to improve the Company’s financial performance by focusing its product development and marketing efforts and undertaking a set of cost reduction initiatives.  Going forward, product development and marketing efforts will target the North American commercial and utility-scale markets.  The Company will also continue to focus on solar PV markets in China, India, Thailand and other emerging markets in the Asia-Pacific region.

As part of its restructuring plan, the Company will close its manufacturing facility located in Ontario, Canada, and is currently working to partner with a contract manufacturer to maintain Ontario production capacity.  It will also consolidate office and warehouse space in Europe, China and the United States, and reduce its workforce by 140 employees worldwide, or approximately 35%.

The Company estimates that it will incur total cash and non-cash pre-tax charges relating to the closure of its Canadian facility, consolidation of office and warehouse space, and workforce reduction of approximately $2.8 million to $3.0 million, with the majority of these charges expected to be recorded in the fourth quarter of 2011 and the remainder to take place in the first quarter of 2012.  The total pre-tax charges are estimated to include employee termination costs of approximately $2.2 million to $2.3 million, facility exit costs of $0.5 million to $0.6 million, and office and warehouse space consolidation costs of $0.1 million.  Of the estimated total pre-tax charges, the Company estimates that cash charges will be approximately $2.8 million relating to employee termination costs, facility exit costs, and office and warehouse space consolidation.  The Company will amend this report if it determines that estimates for charges associated with the restructuring will vary significantly from the estimates provided in this report.  Once the restructuring is completed by the second quarter of 2012, the Company expects ongoing savings from its restructuring efforts of $15.0 million to $17.0 million per year.

In addition to the restructuring charges, the Company is analyzing its inventory and remaining non-cancellable supplier-held inventory and will write down the value or take a charge to reflect current market conditions.  This will result in expected charges of approximately $20.0 million to $26.0 million to be recognized in the fourth quarter of 2011.

Item 2.06.      Material Impairments.

The information disclosed above under Item 2.05 with respect to the anticipated charges of approximately $20.0 million to $26.0 million relating to inventory is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 4, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: January 4, 2012	By:	/s/ Aaron M. Gomolak
Aaron M. Gomolak
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 4, 2012.